FOR RELEASE
October 17, 2013

Contacts: Rob Stewart                            Media Contact: Adam Handelsman
Investor Relations                            President & Founder
Tel (949) 480-8300                            SpecOps Communications
Fax (949) 480-8301                            (212) 518-7721
adam@specopscomm.com

ACACIA RESEARCH REPORTS
THIRD QUARTER FINANCIAL RESULTS
AND ANNOUNCES PAYMENT OF QUARTERLY DIVIDEND

Newport Beach, Calif. - (BUSINESS WIRE) - October 17, 2013 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended September 30, 2013.(3)

•	Revenues in the third quarter of 2013 were $15,520,000, as compared to $34,939,000 in the comparable prior year quarter.

•	Revenues for the nine months ended September 30, 2013 were $115,491,000, as compared to $184,463,000 in the comparable prior year period.

•	GAAP net loss in the third quarter of 2013 was $15,711,000, or $0.33 per diluted share, as compared to a GAAP net loss of $6,619,000, or $0.14 per diluted share for the comparable prior year quarter.

•
Non-GAAP net income in the third quarter of 2013 was $5,085,000, or $0.11 per diluted share, as compared to Non-GAAP net income of $6,782,000, or $0.14 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP measures.

•	Trailing twelve-month revenues as of the end of the third quarter of 2013 were $181,755,000, as compared to $205,258,000 as of the end of the prior year quarter.

•	Cash and cash equivalents and investments totaled $285,301,000 as of September 30, 2013 compared to $311,279,000 as of December 31, 2012.

Approval of Quarterly Dividend. Acacia Research Corporation also announced today that its Board of Directors has approved its third quarterly cash dividend, payable in the amount of $0.125 per share, which will be paid on November 29, 2013, to shareholders of record at the close of business on November 1, 2013. Future cash dividends are expected to be paid on a quarterly basis and will be at the discretion of the Board of Directors.

Consolidated Financial Results - Overview
Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues (in thousands)	$15,520	$34,939	$115,491	$184,463
Net income (loss) (in thousands)	$(15,711)	$(6,619)	$(23,101)	$49,630
Non-GAAP net income (in thousands)	$5,085	$6,782	$34,276	$95,490
Diluted earnings (loss) per share(3)	$(0.33)	$(0.14)	$(0.49)	$1.00
Pro forma non-GAAP net earnings per common share - diluted(3)	$0.11	$0.14	$0.71	$2.00
New agreements executed	24	33	96	111
Licensing and enforcement programs generating revenues	24	31	47	57
Licensing and enforcement programs with initial revenues	5	9	19	22
New patent portfolios	6	13	22	45

As of September 30, 2013, trailing twelve-month revenues were as follows (in thousands):

As of Date:	Trailing Twelve -Month Revenues	% Change

September 30, 2013	$181,755	(10)%
June 30, 2013	$201,174	(12)%
March 31, 2013	$228,548	(9)%
December 31, 2012	$250,727	22%
September 30, 2012	$205,258	—%

As of September 30, 2013, on a consolidated basis, we have generated revenues from 162 technology licensing and enforcement programs, as compared to 134 programs as of the end of the prior year quarter.

Summary Financial Results
For the Three Months Ended September 30, 2013 and 2012

Revenues (in thousands):

	Three Months Ended September 30,		Change
	2013	2012	$	%

Revenues	$15,520	$34,939	$(19,419)	(56)%

New revenue agreements	24	33	—	—
Licensing programs generating revenues	24	31	—	—
Licensing programs with initial revenues	5	9	—	—

In the third quarter of 2013, three licensees individually accounted for 34%, 31% and 19% of revenues recognized, as compared to five licensees individually accounting for 30%, 13%, 10%, 10%, and 10% of revenues recognized during the third quarter of 2012.

Cost of Revenues (in thousands):

	Three Months Ended September 30,		Change
	2013	2012	$	%

Inventor royalties	$2,353	$5,032	$(2,679)	(53)%
Contingent legal fees	2,547	8,833	(6,286)	(71)%

Third quarter 2013 total revenues, less inventor royalties expense and contingent legal fees expense was $10,620,000, or 68% of third quarter 2013 revenues, as compared to $21,074,000, or 60% of revenues in the comparable prior year quarter. The increase in total revenues, less inventor royalties expense and contingent legal fees expense as a percentage of total revenues was primarily due to, on average, a higher percentage of revenues recognized during the three months ended September 30, 2013 having lower corresponding contingent legal fee rates, as compared to the revenues recognized during the three months ended September 30, 2012.

Inventor royalties and contingent legal fees expenses fluctuate period to period, based on the economic terms of the patent portfolio acquisition agreements and contingent legal fee arrangements, if any, associated with the specific patent portfolios generating revenues each period.

	Three Months Ended September 30,		Change
	2013	2012	$	%

Litigation and licensing expenses - patents	$10,870	$5,973	$4,897	82%

Third quarter 2013 litigation and licensing expenses increased due primarily to an increase in international enforcement costs and an increase in strategic patent portfolio prosecution costs, including litigation support and third-party technical consulting expenses, associated with ongoing and new licensing and enforcement programs commenced since the end of the comparable prior year quarter. We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our current and future patent acquisition, development, licensing and enforcement activities.

	Three Months Ended September 30,		Change
	2013	2012	$	%

Amortization of patents	$12,615	$10,412	$2,203	21%

Third quarter 2013 non-cash patent amortization charges increased due primarily to an increase in quarterly amortization expense related to patent portfolios acquired since the end of the prior year period totaling $4,419,000. The increase was partially offset by a decrease in accelerated patent amortization related to patent portfolio dispositions totaling $2,240,000.

Marketing, General and Administrative Expenses (in thousands):

	Three Months Ended September 30,		Change
	2013	2012	$	%

Marketing, general and administrative expenses	$8,849	$5,629	$3,220	57%
Non-cash stock compensation expense - MG&A	9,386	6,285	3,101	49%
Total marketing, general and administrative expenses	$18,235	$11,914	$6,321	53%

Third quarter 2013 marketing, general and administrative expenses increased due primarily to a net increase in licensing, business development, and engineering personnel since the end of the prior year quarter, an increase in non-recurring personnel severance costs, and a net increase in corporate legal, facilities and general and administrative costs.
The increase also reflects the impact of non-recurring charges associated with Mr. Ryan's retirement severance package, which was approved by the compensation committee of the board of directors of the Company on July 29, 2013, consisting of: (a) a lump sum severance payment, including Cobra benefits, totaling $850,000, representing 18 months of Mr. Ryan’s annual base salary and benefits; and (b) the acceleration of vesting of 80,001 shares of restricted stock held by Mr. Ryan resulting in a non-cash stock compensation charge totaling $1,823,000. The severance package became effective upon July 31, 2013, the date of Mr. Ryan’s resignation.

Other Operating Expenses:

Third quarter 2013 operating expenses also included a one-time, non-recurring charge related to the resolution of a dispute concerning legal fees associated with a prior matter totaling $3,506,000.

Income Taxes:

	Three Months Ended September 30,		Change
	2013	2012	$	%

Benefit from income taxes (in thousands)	$19,570	$1,938	$17,632	910%
Effective tax rate	56%	23%

The tax benefit for the third quarter of 2013 and 2012 reflects the application of an estimated annual effective tax rate to the GAAP pre-tax net loss reported for the third quarter of 2013. Discrete items impacting the effective tax rate for the prior year period were primarily comprised of $10.2 million of tax benefits recognized resulting from the release of valuation allowance on the majority of our net deferred tax assets in the first quarter of 2012.

Financial Condition (in thousands)
Summary Balance Sheet Information:

	September 30, 2013	December 31, 2012

Cash and cash equivalents and investments	$285,301	$311,279
Accounts receivable	16,812	9,843
Total assets	640,209	668,717
Accounts payable and accrued expenses	16,310	9,485
Royalties and contingent legal fees payable	8,313	12,508
Accrued patent acquisition costs	8,750	—
Total liabilities	34,936	50,239

Summary Cash Flow Information:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net cash provided by (used in):
Operating activities	$(22,923)	$6,825	$(4,819)	$70,230
Investing activities	(277)	(38,038)	(88,135)	(351,151)
Financing activities	(7,406)	(1,502)	(10,547)	230,339

Patent Acquisition Costs. Patent related acquisition costs paid in the third quarter of 2013 totaled $4,156,000, as compared to $24,525,000 during the comparable prior year quarter. As of September 30, 2013 and September 30, 2012, accrued patent acquisition costs related to patent portfolios acquired during the third quarter of 2013 and 2012 totaled $3,750,000 and $8,000,000, respectively.

Quarterly Dividends Paid. Cash outflows from financing activities for the third quarter of 2013 included a quarterly cash dividend of $0.125 per share, paid on August 30, 2013 to shareholders of record at close of business on August 1, 2013, totaling $6,243,000.

See “Business Highlights and Recent Developments” below for a summary of patent portfolio acquisitions during the current quarter.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Lastly, for financial reporting purposes, tax expense is required to be calculated without the excess tax benefit related to the exercise and vesting of equity-based incentive awards, however, the deduction related to the exercise and vesting of equity-based incentive awards is available to offset taxable income on our consolidated tax returns. Accordingly, the non-cash tax expense calculated without the excess benefit for financial statement purposes is credited to additional paid-in capital, not taxes payable, and does not represent a cash tax obligation. Management believes that providing a non-GAAP financial measure that excludes excess benefit related non-cash tax expense allows investors to asses our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes significant non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
______________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 437-9481 for domestic callers and (719) 325-2325 for international callers, both of whom will need to enter the conference ID 1100393 when prompted. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the Conference ID 1100393 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation’s subsidiaries partner with inventors and patent owners, license the patents to corporate users, and share the revenue.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the effect of the global economic downturn on technology companies, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues	$15,520	$34,939	$115,491	$184,463
Operating costs and expenses:
Cost of revenues:
Inventor royalties	2,353	5,032	26,444	22,199
Contingent legal fees	2,547	8,833	21,603	19,188
Litigation and licensing expenses - patents	10,870	5,973	30,436	14,622
Amortization of patents	12,615	10,412	36,923	20,931
Marketing, general and administrative expenses (including non-cash stock compensation expense of $9,386 and $20,812 for the three and nine months ended September 30, 2013, respectively, and $6,285 and $17,375 for the three and nine months ended September 30, 2012, respectively)	18,235	11,914	45,270	37,548
Research, consulting and other expenses - business development	730	1,139	2,480	4,222
Other	3,506	—	3,506	—
Total operating costs and expenses	50,856	43,303	166,662	118,710
Operating income (loss)	(35,336)	(8,364)	(51,171)	65,753

Total other income (loss)	280	(41)	1,970	117
Income (loss) before benefit from (provision for) income taxes	(35,056)	(8,405)	(49,201)	65,870
Benefit from (provision for) income taxes	19,570	1,938	25,348	(16,303)
Net income (loss) including noncontrolling interests in operating subsidiaries	(15,486)	(6,467)	(23,853)	49,567
Net (income) loss attributable to noncontrolling interests in operating subsidiaries	(225)	(152)	752	63
Net income (loss) attributable to Acacia Research Corporation	$(15,711)	$(6,619)	$(23,101)	$49,630

Net income (loss) per common share attributable to common stockholders:(3)
Diluted earnings (loss) per share	$(0.33)	$(0.14)	$(0.49)	$1.00

Reconciliation of GAAP Net Income (Loss) and EPS to Non-GAAP Net Income and EPS
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

GAAP net income (loss)	$(15,711)	$(6,619)	$(23,101)	$49,630

Non-cash stock compensation	9,386	6,285	20,812	17,375
Non-cash patent amortization	12,615	10,412	36,923	20,931
Excess (benefit) expense related non-cash tax expense	(1,205)	(3,296)	(358)	7,554

Non-GAAP net income	$5,085	$6,782	$34,276	$95,490

Pro forma non-GAAP net earnings per common share — diluted	$0.11	$0.14	$0.71	$2.00

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$118,303	$221,804
Short-term investments	166,998	89,475
Accounts receivable	16,812	9,843
Prepaid expenses and other current assets	9,881	3,441
Total current assets	311,994	324,563

Property and equipment, net of accumulated depreciation and amortization	778	339
Patents, net of accumulated amortization	296,272	313,529
Goodwill	30,149	30,149
Other assets	1,016	137
	$640,209	$668,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$16,310	$9,485
Accrued patent acquisition costs	8,750	—
Royalties and contingent legal fees payable	8,313	12,508
Total current liabilities	33,373	21,993

Deferred income taxes	241	27,831
Other liabilities	1,322	415
Total liabilities	34,936	50,239
Total stockholders’ equity	605,273	618,478
	$640,209	$668,717

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income (loss) including noncontrolling interests in operating subsidiaries	$(15,486)	$(6,467)	$(23,853)	$49,567
Adjustments to reconcile net income (loss) including noncontrolling interests in operating subsidiaries to net cash provided by operating activities:
Depreciation and amortization	12,680	10,449	37,085	21,034
Non-cash stock compensation	9,386	6,285	20,812	17,375
Excess tax (benefits) expense from stock-based compensation	1,205	3,296	358	(7,554)
Change in valuation allowance on deferred taxes	—	—	—	(10,237)
Other	(22)	441	(22)	490
Changes in assets and liabilities:		—
Accounts receivable	(31)	(5,813)	(6,969)	(13,720)
Prepaid expenses and other assets	(1,456)	(1,214)	(7,319)	(1,485)
Accounts payable and accrued expenses / costs	(488)	(3,551)	6,874	10,244
Royalties and contingent legal fees payable	(11,673)	2,375	(4,195)	(2,030)
Deferred income tax	(17,038)	1,024	(27,590)	6,546

Net cash provided by (used in) operating activities	(22,923)	6,825	(4,819)	70,230

Cash flows from investing activities:
Purchases of property and equipment	(214)	(12)	(579)	(200)
Purchase of available-for-sale investments	(57,767)	(65,055)	(232,809)	(305,007)
Maturities and sales of available-for-sale investments	61,860	51,554	155,669	169,016
Purchase of ADAPTIX, Inc., net of cash acquired	—	—	—	(150,000)
Patent acquisition costs paid	(4,156)	(24,525)	(10,416)	(64,960)

Net cash used in investing activities	(277)	(38,038)	(88,135)	(351,151)

Cash flows from financing activities:
Proceeds from sale of common stock, net of issuance costs	—	—	—	218,983
Dividends paid to shareholders	(6,243)	—	(12,392)	—
Distributions to noncontrolling interests in operating subsidiary	—	(312)	—	(312)
Contributions from noncontrolling interests in operating subsidiary	—	1,920	1,920	3,840
Repurchased restricted common stock	(18)	—	(18)	—
Excess tax (benefits) expense from stock-based compensation	(1,205)	(3,296)	(358)	7,554
Proceeds from exercises of stock options	60	186	301	274

Net cash provided by (used in) financing activities	(7,406)	(1,502)	(10,547)	230,339

Decrease in cash and cash equivalents	(30,606)	(32,715)	(103,501)	(50,582)

Cash and cash equivalents, beginning	148,909	296,866	221,804	314,733

Cash and cash equivalents, ending	$118,303	$264,151	$118,303	$264,151

Business Highlights and Recent Developments(2)

Business highlights of the third quarter of 2013 and recent developments include the following:

Revenues for the three months ended September 30, 2013 included fees from the following technology licensing and enforcement programs:

•	3G & 4G Wireless technology	•	Messaging technology
•	Automotive Safety, Navigation and Diagnostics technology	•	Mobile Enhancement Solutions technology
•	Broadband Communications technology	•	Online Auction Guarantees technology
•	Camera Support technology	•	Online newsletters with links technology
•	Core Fiber Optic Network Architectures technology*	•	Optical Networking technology*
•	Digital Imaging technology	•	Reflective and Radiant Barrier Insulation technology*
•	DMT technology	•	Semiconductor Packaging technology
•	Dynamic Transmissions technology*	•	Surgical Access technology
•	Gas Modulation Control Systems technology	•	Suture Anchors technology
•	Greeting Card technology	•	Telematics technology
•	Improved Memory Manufacturing technology	•	Video Analytics for Security technology
•	Interstitial and Pop-Up Internet Advertising technology	•	Web Collaboration technology*
________________________________________

*	Initial revenues recognized during the three months ended September 30, 2013.

•	Acacia Research Group LLC entered into a patent rights agreement with RPX Corporation.

•	American Vehicular Sciences LLC entered into a settlement and patent license agreement with AISIN SEIKI Co., Ltd.

•
Brandywine Communications Technologies LLC entered into a settlement agreement with Grandstream Networks, Inc. This agreement resolved patent litigation that was pending in the United States District Court for the District of Delaware.

•
Brilliant Optical Solutions LLC and Google Inc. entered into an agreement that resolved the dispute between the parties that was pending in the United States District Court for the Western District of Missouri.

•
Brilliant Optical Solutions LLC entered into a settlement and license agreement with Windstream Corporation. This agreement resolved patent litigation that was pending in the United States District Court for the Eastern District of Missouri.

•
Cell And Network Selection LLC entered into a settlement and license agreement with Sierra Wireless America, Inc.  This agreement resolved patent litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Chip Packaging Solutions LLC entered into a settlement and license agreement with Texas Instruments, Inc. This agreement resolved patent litigation that was pending in the United States District Court for the Central District of California.

•
Criminal Activity Surveillance, LLC entered into a settlement and license agreement with Bosch Security Systems, Inc. and Tyco Integrated Security LLC. This agreement resolved patent litigation that was pending in the United States District Court for the District of Delaware.

•
Digitech Image Technologies LLC entered into a settlement and license agreement with Casio America, Inc. and Casio Computer Co., Ltd. This agreement resolved patent litigation that was pending in the United States District Court for the Central District of California.

•	Express Card Systems LLC entered into settlement agreements with the following companies:

•	Hewlett-Packard Company	•	Walgreen Co
•	Meijer, Inc.	•	Wal-Mart Stores, Inc

•
Labyrinth Optical Technologies LLC entered into a settlement and license agreement with Oclaro, Inc. This agreement resolved patent litigation that was pending in the United States District Court for the Northern District of California.

•	Mobile Enhancement Solutions LLC entered into a license agreement with Samsung Electronics Co., Ltd.

•
Unified Messaging Solutions LLC and Ameriprise Financial, Inc. have entered into an Agreement which resolves all disputes between the parties pending in the United States District Court for the Northern District of Illinois, Case Nos. 1:13-cv-00266 and 1:12-cv-06286.

•
Acacia Research Group LLC and its affiliates continued their patent and patent rights acquisition activities, acquiring a total of 6 new patent portfolios in the third quarter of 2013, including the following:

•	In August 2013, acquired a patent portfolio relating to semiconductor testing technology.

•	In August 2013, acquired 13 US and foreign patents and applications on fluorescence microscopy.

•	In September 2013, acquired a patent portfolio of over 20 US Patents and applications relating to post market sales data, multiple coordinated viewing devices and progressive deletion.

•	In September 2013, obtained a patent portfolio relating to power managed security system technology.

•	In September 2013, acquired a patent portfolio relating to professional and social media networking technology.

•	Hiro Seki has joined Acacia Research Group LLC as Senior Vice President. Mr. Seki will head Acacia’s business development and related work in Asia.
Mr. Seki was most recently Chief IP Officer and General Manager, Intellectual Property Division of Renesas Electronics Corporation. Mr. Seki’s 30 year career at Renesas and previously at its co-parent company, Hitachi, Ltd., included responsibilities for IP licensing, litigation, patent acquisitions and business development. He was also responsible for IP asset management, including patent portfolio development and IP asset evaluation for various technologies.
Mr. Seki has a B.S. and M.S. in physics from Waseda University, Tokyo. He is a registered patent attorney in Japan.

_______________________
(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Acacia Research Group LLC, American Vehicular Sciences LLC, Brandywine Communications Technologies LLC, Brilliant Optical Solutions LLC, Cell And Network Selection LLC, Chip Packaging Solutions LLC, Criminal Activity Surveillance LLC, Digitech Image Technologies LLC, Express Card Systems LLC, Labyrinth Optical Technologies LLC, Mobile Enhancement Solutions LLC and Unified Messaging Solutions LLC are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.

(3) Earnings and loss per share amounts presented herein are preliminary and were estimated using the two-class method pursuant to ASC 260-10-45.  Amounts provided herein are preliminary estimates pursuant to the guidance set forth therein.  Management will finalize EPS calculations for the periods presented in accordance with ASC 260-10-45 in connection with the preparation and filing of the company’s quarterly report on form 10-Q for the applicable periods presented.